Exhibit 10.24

LEASE

THIS LEASE (“Lease”), dated for reference purposes only, December 31st, 2021, by and between MIDATLANTIC WAREHOUSE & STORAGE, LLC, a North Carolina limited liability company (as “Landlord”) and, ATLANTIC NATURAL FOODS, LLC, a Delaware limited liability company (as “Tenant”).

RECITALS

A.            Landlord owns fee simple title to a certain parcel of real property located at 110 Industry Court, Nashville, Nash County, North Carolina (the “Land”) together with the warehouse/office building constructed thereon (the “Building”).

B.            Tenant desires to lease the Building upon the terms and conditions set forth herein.

C.            The Effective Date of this Lease (the “Effective Date”) shall be January 1, 2022.

LEASE AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby demises and lets to Tenant and Tenant hereby takes from Landlord the Premises as hereinafter defined for the term and upon the covenants, terms and conditions herein contained, and in connection therewith the parties agree as follows:

1.            PREMISES.

1.1            Description of the Premises. The Premises (the “Premises”) shall consist of the Land and Building as described on the Lease Schedule attached hereto as Exhibit A and made a part hereof (the “Lease Schedule”), together with access to the loading docks adjacent to the Premises and the non-exclusive right in common with others lawfully entitled thereto to the use of the entrances and driveways to and from the Premises.

1.2            Exceptions to Tenant’s Interests. On the Effective Date and throughout the Term of this Lease, the interests of Tenant in the Premises will be subject to the following:

(i)            All matters affecting the Premises that would be disclosed by an ALTA commitment for title insurance prepared by a reputable title company;

(ii)            All matters affecting the Premises that would be disclosed by an ALTA survey;

(iii)            Zoning laws, ordinances, rules and regulations and other statutes, ordinances, laws, rules, regulations and orders of any and all boards, bureaus, commissions and bodies of any municipal, county, state or federal government or agency thereof now having or hereafter acquiring jurisdiction of the Premises or the use or improvement thereof; and

(iv)            The condition and state of repair of the Premises as the same may be as of the Effective Date, with Tenant hereby representing that it has examined the Premises and the streets, sidewalks, curbs and access ways adjoining or adjacent to the Premises and accepts them in their present “As Is”, “Where Is” condition or state without Landlord’s representation, covenant or warranty, express or implied, and without recourse to Landlord as to title, appurtenances, usability, suitability, condition (including environmental condition) or compliance with local, state or federal law, regulation or rule. Tenant does hereby expressly acknowledge that no such representations have been made. The provisions of this Section shall survive execution, assignment, expiration and termination of this Lease.

Tenant agrees that prior to execution of this Lease it has performed such examinations and investigations of the Premises as it, in its sole discretion, deemed necessary or appropriate, and that Tenant has relied solely upon such examinations and investigations in entering into this Lease.

Tenant hereby accepts the Premises subject to the foregoing and subject to the terms, conditions and covenants hereinafter set forth, and covenants and agrees to comply with the terms and provisions of all such agreements which are applicable to the Premises.

2.            TERM. Unless the context of this Lease shall require another interpretation, “Term” shall mean:

2.1            Term. The Term shall commence upon the Effective Date and shall expire as set forth in the Lease Schedule. The First Lease Year shall begin on the Effective Date; provided, if the Effective Date is not the first day of a calendar month, the first Lease Year shall be extended by the number of days between the Effective Date and the first day of the following calendar month. In such case, Tenant shall pay pro rata rent for the period from the Effective Date to the first day of the following calendar month.

3.            RENT. Tenant shall pay to Landlord, without any prior demand therefore and without any deductions or setoffs, whatsoever, the following rent for the use of the Premises during Term:

3.1            Base Rent: Tenant agrees to pay Landlord without any prior demand therefore and without any deductions or setoffs, as fixed “Base Rent” the sums set forth in the Lease Schedule.

The first monthly payment of Base Rent is due as set forth in the Lease Schedule (the “Rent Commencement Date”).

All monthly payments of Base Rent shall be paid on the first day of each calendar month of each Lease Year, in advance and shall be paid by Tenant to Landlord, at the address hereinafter designated for notices, without set off and without further notice or demand. If the Premises are occupied by Tenant for any fraction of a month, Tenant shall pay Landlord Base Rent for such fraction of a month on a pro-rata basis for each day of occupancy, based on the monthly Base Rent herein set forth. All Base Rent shall be payable in the current legal tender of the United States of America.

Any extension of time for the payment of Base Rent or the acceptance by Landlord or its agent of any money other than the kind or amount herein specified shall not be a waiver of the right of Landlord to insist on the subsequent payments of Base Rent being made in the manner and at the time herein specified.

Base Rent, together with Additional Rent (defined in Section 3.2) is herein sometimes referred to collectively as “Rent”. Rent payments are considered delinquent if received after the 10th day of any given month. Tenant shall pay Landlord interest at the rate of eighteen percent (18%) per annum (or such lesser amount as may be the maximum amount permitted by law) (the “Default Rate”) on all overdue payments of Rent from the due date thereof until payment.

3.2            Additional Rent.

All taxes, charges, costs, expenses and other amounts of any kind or nature whatsoever which Tenant is required to pay under the terms of this Lease, together with all interest and penalties that may accrue thereon, and all damages, costs, and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant’s part to comply with the terms of this Lease shall be deemed to be “Additional Rent”, and in the event of non-payment or late payment by Tenant, Landlord shall have all rights and remedies with respect thereto as Landlord has for the non-payment or late payment of Rent as set forth in this Lease or under applicable law.

3.3            Abatement. Except as otherwise expressly provided in this Lease, no abatement, diminution or reduction of Rent or charges shall be claimed by or allowed to Tenant or any person claiming under Tenant, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, or arising from casualty or the making of alterations, changes, additions, improvements or repairs to any portion of the Premises or surrounding property or by virtue of any present or future governmental laws, ordinances, requirements, orders, directions, rules or regulation, or for any other cause or reason.

3.4            No Set-Offs. Tenant shall pay all Rent and all other charges due under this Lease without notice or demand and free from any charges, taxes, assessments, impositions, claims, damages, expenses, deductions, set-offs, counterclaims, abatements, suspensions or defenses of any kind. It is the intention of the parties that the obligations of Tenant shall be separate and independent covenants, that the Rent and all other charges payable by Tenant shall continue to be payable in all events, and that the obligations of Tenant shall continue unaffected unless the requirement to pay or perform the same shall have been terminated or modified pursuant to an express provision of this Lease.

3.5            Net Lease. Except as otherwise expressly provided in this Lease, this Lease is a “net” lease. Accordingly, under no circumstances or conditions, whether now existing or hereafter arising, or whether or not beyond the present contemplation of the parties, is Landlord required or expected to make any payment of any kind whatsoever or be under any obligation or liability hereunder in connection with the Premises. Tenant shall pay all Rent and all other charges due under this Lease without notice or demand and free from any charges, taxes, assessments, impositions, claims, damages, expenses, deductions, set-offs, counterclaims, abatements, suspensions or defenses of any kind. It is the intention of the parties that the obligations of Tenant shall be separate and independent covenants, that the Rent and all other charges payable by Tenant shall continue to be payable in all events, and that the obligations of Tenant shall continue unaffected unless the requirement to pay or perform the same shall have been terminated or modified pursuant to an express provision of this Lease.

4.            USE. The Premises may be used by Tenant for the use set forth in the Lease Schedule, or with Landlord’s prior written consent, for any other lawful use, which Landlord may withhold in its sole and absolute discretion (“Tenant’s Use”). In occupying the Premises, Tenant shall comply with all laws, ordinances, orders and regulations of any lawful authority and shall keep the Premises in a neat and clean condition.

During Tenant’s occupancy of the Premises, it shall not permit, allow or cause any act or deed to be performed or any practice to be adopted or followed in and about the Premises which shall cause or be likely to cause injury or damage to any person or to the Premises, Building, sidewalks, walkways and parking lots which adjoin the Premises. During Tenant’s occupancy of the Premises, it shall comply in all material respects with all federal, state and local laws, rules, regulations, orders and requirements relating to health, safety and the environment, including without limitation those relating to ambient air, surface and ground water, surface and subsurface soils and other natural resources and those relating to the manufacture, processing, distribution, use, treatment, storage, handling, transportation, release, disposal or importing and exporting of hazardous substances, hazardous wastes, pollutants, contaminants, toxic substances, asbestos, oil, other petroleum or chemical, biological or radioactive substances, and shall not permit to exist on the Premises any explosives, hazardous substance, hazardous waste, pollutant, contaminant, toxic substance, asbestos, oil, other petroleum or chemical, biological or radioactive substance which is subject to regulation under any such law, rule, regulation, order or requirement or storage tank used for the storage thereof, whether above-ground or underground, except such as may be consented to in writing by Landlord prior thereto.

5.            TENANT’S EQUIPMENT AND STOCK. Tenant shall have the right, without Landlord’s consent, to erect, install, maintain, and operate on the Premises such equipment and fixtures as Tenant may deem advisable. It is mutually agreed that with respect to the usual trade fixtures and equipment, including, without limitation, interior and exterior signs which may be installed on or in the Building or on the Premises by Tenant prior to, or during the Term, that all such trade fixtures and equipment shall not be deemed to become part of the Premises but shall remain chattels and the sole and exclusive property of Tenant.

6.            TENANT’S CONSTRUCTION OF IMPROVEMENTS. Tenant shall not, without Landlord’s prior written consent, make any alterations and additions to the Building or the Premises.

7.            REMOVAL OF EQUIPMENT AND FIXTURES. Tenant shall have the right at any time during the Term and within ten (10) days after the end of the Term to enter upon and remove or cause to be removed from the Premises any of its equipment or trade fixtures. All damage caused to the Premises by such removal shall be repaired by Tenant within ten (10) days after removal; provided, however, that no such property shall be removed if such removal would cause permanent injury to the structure of the Building, provided, further, that if said equipment and trade fixtures are not removed within ten (10) days after the end of the Term, or within ten (10) days after termination of the Lease for any reason, Landlord may require the removal of the same at Tenant’s expense, or assume possession and ownership of said equipment and trade fixtures.

8.            MAINTENANCE AND REPAIRS. Tenant, at its sole cost and expense, shall maintain and keep the Premises in good condition and repair. Landlord, at its sole cost and expense, shall maintain and keep wall, floors, and roof in good condition and repair. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in as good a condition as existed on the Effective Date, ordinary wear and tear excepted, unless otherwise set forth in this Lease. If Tenant defaults in keeping or performing its obligations under this Section within the notice and the right to cure period as provided for the Section of this Lease captioned “Default of Tenant”, Landlord may, but shall not be obligated to, pay such sums or do any act which requires the expenditure of funds which may be necessary or appropriate by reason of such default by the Tenant, and in such event, the Tenant agrees to pay the Landlord as Additional Rent all such sums expended within ten (10) days of written demand therefor.

9.            TAXES AND ASSESSMENTS. Tenant shall promptly pay as Additional Rent all taxes, levies and assessments, including any governmental charges, penalties and interest, upon the Premises (“Taxes”) during the Term pursuant to Section 3.2 of this Lease. In addition, Tenant shall list and promptly pay when the same shall become due all taxes upon its business operations and the trade fixtures, furnishings, equipment, merchandise and other personal property located in, or upon the Premises, and all alterations, changes and additions thereto. Notwithstanding the foregoing, all Taxes assessed prior to but payable in whole or in installments after the Effective Date, and all Taxes assessed during the Term but payable in whole or in installments following expiration of the Term, shall be adjusted and prorated so that Landlord shall pay its pro rata share for the periods preceding the Effective Date and following expiration of the Term, and Tenant shall pay its pro rata share for the Term. Tenant shall provide Landlord with paid tax receipts no later than ten (10) days prior to the date on which the taxes would otherwise become delinquent. In the event that Tenant fails to provide evidence of payment within said ten (10) day period, then Landlord shall have the right to make such payment on Tenant’s behalf in accordance with Section 14.3 of the Lease captioned “Landlord’s Performance on Behalf of Tenant.”

10.            UTILITIES.

Tenant shall also pay as Additional Rent, all charges for sewer, water, gas, electric and telephone connections and facilities which Tenant may need at the Premises and for all utilities used or consumed in or at the Premises (“Utility Costs”). (All Utilities shall be changed over to Tenant’s name) All Utility Costs shall be paid by Tenant directly to the utility providers prior to delinquency. Landlord shall not be liable in any way to Tenant, and Tenant’s obligation to pay Rent shall not be affected, for any failure, interruption, curtailment, stoppage, suspension or defect in the supply or character of the utilities furnished to the Premises other than as a result of Landlord’s acts or omissions. If Tenant desires additional utilities or additional propane or natural gas service on the Premises, any installation and all charges for the use thereof shall be at Tenant’s expense. Landlord has not agreed to and shall not be required to furnish any security system or any security whatsoever. Tenant may secure any gas supply, security system or other security which Tenant may desire, at Tenant’s sole cost and expense. All installation, meter and service charges required to connect to utility laterals and all maintenance of the same shall be Tenant’s sole cost and expense.

11.            INSURANCE; INDEMNITY.

11.1            Insuring Party. As used in this Section 11, the term “insuring party” shall mean the party who has the obligation to obtain the insurance required hereunder. Tenant shall, as Additional Rent for the Premises, pay the cost of all insurance required hereunder and reimburse Landlord for the cost of the insurance obtained by Landlord, within ten (10) days following written demand by Landlord.

11.2            Tenant’s Insurance. Tenant shall obtain and maintain during the Term the following insurance coverages:

(i)            Commercial General Liability. Commercial General Liability insurance insuring Landlord and Landlord’s lenders, as Additional Insureds, and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto (due to on-premises operations. Such insurance shall be in an amount of not less than $[***] for bodily injury and/or Property Damage in any one occurrence and $[***] General Aggregate for the policy year. If Tenant shall fail to procure and maintain said insurance, then Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant. Tenant’s commercial general liability insurance policy shall (a) be endorsed to include, as additional insureds Landlord, Landlord’s property manager and/or management company, and any other indemnified party (collectively, an “Additional Insured Endorsement”), (b) be endorsed to include or include cross-liability and severability of interest provisions, (c) state, or be endorsed to state, that this insurance is primary insurance as regards any other insurance carried by Landlord and/or Landlord’s management company, and (d) include the following coverages: (i) Products/Completed Operations; and (ii) Contractual Liability Coverage specifically in support of, but not limited to, the indemnity sections of this Lease.

(ii)            Workers Compensation. Workers’ Compensation Insurance (conforming to the requirements of the North Carolina Department of Insurance) or, if Tenant is a nonsubscriber of Worker’s Compensation, either (a) self-insurance (conforming to the requirements of the North Carolina Department of Insurance), or (b) insurance from a private insurer, providing income and medical benefits for work-related injuries and illnesses of Tenant’s employees. The workers compensation policy will provide a waiver of subrogation in favor of the landlord.

(iii)            Employers Liability. Employers Liability with limits of $[***] for each accident, bodily injury by accident or disease.

(iv)            Commercial Automobile. Commercial Automobile Liability with a combined single limit of not less than $[***] for bodily injury and property damage, with both a waiver of subrogation in favor of Landlord and an Additional Insured Endorsement.

(v)            Tenant’s Property Insurance. Tenant shall maintain property insurance upon all tenant improvements and personal property owned by Tenant with coverage for perils as set forth under the Causes of Loss-Special Form, with coverage for extended perils of flood and earthquake, in an amount equal to full insurable replacement cost (“Tenant’s Property Insurance”). Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, an ordinance and law endorsement, debris removal coverage, and a waiver of subrogation endorsement in favor of the landlord.

(vi)            Business Interruption. Business interruption insurance in an amount sufficient to cover Tenant’s obligations for Rent for a 12-month period.

11.3            Additional Insurance Requirements. Tenant shall, at its expense, at all times while this Lease is in effect, also carry and maintain the following policies in form acceptable to Landlord, through acceptable underwriters: at all times that Tenant is making any alterations or otherwise performing construction work at or to the Premises, Builder’s Risk Insurance on a completed value form, with full replacement cost coverage, in an amount not less than the total improvement cost with a maximum deductible of $[***] and with appropriate coverage permitting occupancy prior to full completion and appropriate coverage for the cost of debris removal from the Premises.

11.4            Contractors. Whenever Tenant shall undertake any alterations, additions, improvement or other work in, to or about the Premises, Tenant’s insurance must extend to and include coverage for injuries to persons and damage to property arising in connection with such work, including without limitation liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require. In addition to Tenant’s insurance, all contractors hired by or through Tenant, who enter the Premises, are to have insurance meeting the requirements set forth herein, all issued by acceptable underwriters and otherwise meeting the requirements of this Section 11. Tenant shall provide Landlord with Certificates of Insurance for each such contractor prior to such contractor entering the Premises.

11.5            Landlord’s Property Insurance. Landlord shall obtain and maintain during the Term property insurance upon all buildings, building improvements, and personal property owned by the Landlord with coverage for perils as set forth in the Causes of Loss-Special Form, with coverage extended for the perils of flood and earthquake, in an amount equal to full insurable replacement cost. Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, an ordinance and law endorsement, debris removal coverage, and a waiver of subrogation endorsement in favor of the Tenant. Said insurance shall provide for payment for loss to Landlord or to the holder (or holders) of a mortgage or deed of trust on the Premises (“Landlord’s Property Insurance”). The cost of such insurance shall be reimbursed by Tenant to Landlord as set forth in Section 11.1.

11.6            Insurance Policies. Insurance required hereunder shall be in companies rated A-VII or better by AM Best. The insuring party shall deliver prior to possession to the other party certificates of insurance evidencing the existence and amounts of such insurance and any party providing services to or on behalf of Tenant shall deliver to Landlord, prior to entering the Premises, evidence satisfactory to Landlord that such other party is in compliance with the insurance requirements under this Lease. No such policy shall be cancelable or subject to material modification except after not less than thirty (30) days’ prior written notice to Landlord. If Tenant is the insuring party, Tenant shall prior to the expiration of such policies, furnish Landlord with certificates of insurance for renewals. Tenant shall not do or permit to be done anything that would invalidate the insurance policies referred to in this Section 11. Tenant shall upon Landlord’s demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

11.7            Mutual Waiver. Notwithstanding anything in this Lease to the contrary, Tenant and Landlord hereby waive and release any and all rights of recovery, whether arising in contract or tort, against the other, including their employees, agents and contractors, arising during the Term for any and all loss or damage to any property located within or constituting a part of the Premises, which loss or damage arises from the perils that is or could be insured against under a policy of property insurance required to be carried by the waiving party under this Lease, including any deductible thereunder (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from any loss or damage that could be insured under time element insurance, including without limitation, loss of earnings or rents resulting from loss or damage caused by such peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. If there is a conflict between this Section and any other provision of this Lease, this Section shall control. Landlord and Tenant shall cause each property insurance policy carried by either of them insuring the Premises, and the contents thereof, to provide that the insurer waives all rights of recovery by way of subrogation or otherwise against the other party hereto in connection with any loss or damage to property which is covered by such policy or that such policy shall otherwise permit, and shall not be voided by the releases provided for above. The release by Landlord of Tenant will not apply if Landlord’s insurance coverage is denied, invalidated, or nullified by reason of any act or failure to act of Tenant, its agents, employees, invitees or contractors.

11.8            Exemption of Landlord from Liability. Tenant hereby agrees that Landlord and the Landlord Parties (defined below) shall not be liable for injury to Tenant’s business or any loss of income or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises, unless such injuries result from the gross negligence or willful misconduct of Landlord. Landlord and the Landlord Parties shall not be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors and invitees for damage or injury caused by or resulting from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether that said damage or injury results from conditions arising upon the Premises or upon other portions of the Land, or from other sources or places, unless such damage or injury is caused by the gross negligence or willful misconduct of Landlord. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building or the Land.

11.9            Indemnification and Waiver.

11.9.1            Except to the extent that any suits, claims, liabilities, costs, damages, judgments or other expenses arise out of or result from the negligence, recklessness or willful misconduct of Landlord, Tenant shall INDEMNIFY, DEFEND AND SAVE HARMLESS Landlord, and its partners, members, managers and employees (the “Landlord Parties”), from and against any and all liability, losses, damages, costs, claims, penalties, fines, damages, expenses, judgments and awards, including, without limitation, reasonable attorneys’ fees and consultants’ fees, incurred in connection with any claim made by a third party against Landlord or its employees arising out of any of the following:

(i)            Any injury to person or persons, including death resulting at any time therefrom, occurring through Tenant’s use of the Premises, in or about the Premises or any common area or right-of-way used by Tenant for access to Premises; provided, however, such indemnification shall not include those injuries resulting or arising from the acts or omissions of Landlord, its other tenants, or their respective officers, directors, representatives, shareholders, agents, employees, visitors, licensees and business invitees.

(ii)            Any material breach or default (a) on the part of Tenant to perform or comply with any covenant or agreement required to be performed or complied with by Tenant hereunder, or (b) of any representation or warranty made by Tenant under this Lease.

(iii)            Any violation by Tenant of any applicable law, regulation or ordinance, local, state or federal, relating to Tenant’s use of the Premises subsequent to the date of this Lease, or any hazardous materials, hazardous substances, hazardous wastes, oils, petroleum products or other environmentally regulated substances (collectively, “Hazardous Materials”) placed upon, or onto, or released from, or caused to be placed upon, or onto, or released from the Premises by Tenant.

11.9.2            Except to the extent that any suits, claims, liabilities, costs, damages, judgments or other expenses arise out of or result from the negligence, recklessness or willful misconduct of Tenant, Landlord shall INDEMNIFY, DEFEND AND SAVE HARMLESS Tenant, and its employees, from and against any and all liability, losses, damages, costs, claims, penalties, fines, damages, expenses, judgments and awards, including, without limitation, reasonable attorneys’ fees and consultants’ fees, incurred in connection with any claim made by a third party against Tenant or its employees arising out of any of the following:

(i)            Any injury to person or persons, including death resulting at any time therefrom, occurring through Landlord’s use of the Premises, in or about the Premises or any common area or right-of-way used by Landlord for access to Premises; provided, however, such indemnification shall not include those injuries resulting or arising from the acts or omissions of Tenant, its other tenants, or their respective officers, directors, representatives, shareholders, agents, employees, visitors, licensees and business invitees.

(ii)            Any material breach or default (a) on the part of Landlord to perform or comply with any covenant or agreement required to be performed or complied with by Landlord hereunder, or (b) of any representation or warranty made by Landlord under this Lease.

(iii)            Any violation by Landlord of any applicable law, regulation or ordinance, local, state or federal, relating to Landlord’s use of the Premises subsequent to the date of this Lease, or any Hazardous Materials placed upon, or onto, or released from, or caused to be placed upon, or onto, or released from the Premises by Landlord.

11.9.3            Survival: The provisions of this Section 11 shall survive termination or cancellation of this Lease.

12.            DAMAGE AND DESTRUCTION:

12.1            Landlord’s Duty to Repair and Restore:

(i)            If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to from fire, the elements, accident, or other casualty (collectively, “Casualty”) then, unless either party is entitled, and elects, to terminate this Lease pursuant to Sections 12.2 or 12.3 hereof, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises to its former condition to the extent permitted by then applicable laws; provided, however, that in no event shall Landlord have any obligation:

a.	To make repairs or restore beyond the extent of insurance proceeds received by Landlord for such repairs or restoration; or

b.	To repair or restore any of Tenant’s personal property or trade fixtures and equipment.

(ii)            If Landlord is required to repair damage to the Premises:

a.	This Lease shall continue in full force and effect;

b.	Tenant shall repair its inventory, furniture, furnishings, equipment and other personal property; and

c.	In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from a Casualty or by reason of any repairs to any part of the Premises necessitated by the Casualty.

12.2            Landlord’s Right to Terminate:

(i)            Notwithstanding the provisions of Section 12.1, Landlord shall have no obligation to repair or restore the Premises, and Landlord may elect to terminate this Lease following damage caused by any Casualty, if any of the following occurs:

(a)	In Landlord’s sole judgment, the Premises cannot be substantially repaired and restored under applicable laws within forty-five (45) days from the date of Casualty;

(b)	In Landlord’s sole judgment, adequate proceeds from Landlord’s Property Insurance Policy are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs;

(c)	50% or more of the Premises is damaged or destroyed (including, without limitation, by smoke or water damage);

(d)	The Casualty occurs during the last three (3) months of the Term;

(e)	The holder of any deed of trust, security agreement, or mortgage encumbering the Premises elects not to permit the insurance proceeds payable upon damage to or destruction of the Premises to be used for such repair, reconstruction, or restoration;

(f)	A Tenant default, or an event that, with the giving of notice or passage of time, would become a Tenant default; or

(g)	The Tenant has vacated or abandoned the Premises.

(ii)            If any of the circumstances described in Paragraphs (a) through (h) above occur or arise, Landlord shall notify Tenant in writing of the fact within thirty (30) days after the date of the Casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided herein.

12.3            Tenants Right to Terminate: Provided Tenant is not in default, in the event all or a substantial part of the Premises is rendered untenable or inaccessible as a result of Casualty for a period of more than forty-five (45) days, or if the Premises is not repaired or restored to substantially their former condition within 90 days from the date of Casualty, in either such case, Tenant may terminate this Lease and neither party shall have any further obligation hereunder except as otherwise provided herein.

13.            CONDEMNATION.

13.1            Total Taking or Constructive Total Taking: If at any time during the Term, there shall be a total taking of the Premises in condemnation proceedings or by any right of eminent domain, either Landlord or Tenant may by written notice to the other terminate this Lease within thirty (30) days of the date of such taking, whereupon Tenant shall remove its personal property from the Premises and this Lease shall be terminated.

In the event that a part of the Premises shall be taken or condemned and the taking reduces or damages the Premises to an extent that the remaining portion of the Premises would be insufficient to permit the economically feasible operation of the Premises for Tenant’s Use (a “Constructive Total Taking”), the Tenant may, not more than thirty (30) days prior to or within a period of thirty (30) days after the date when possession of the Premises or part thereof shall be required by the condemning authority, elect to terminate this Lease.

13.2            Proceeds of Total Condemnation: In the event of any such total taking or Constructive Total Taking and the termination of this Lease, the Condemnation Proceeds (defined herein) shall be paid to the Landlord and, in any event, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term. Tenant shall not be entitled to any part of the compensation or award and Landlord shall receive the full amount thereof, Tenant hereby waiving any right to any part thereof and assigning to Landlord its interest therein; provided, however, that nothing herein contained shall impair the right of Tenant or any of its permitted sublessees, licensees, concessionaires or others to the full award, compensation or damages payable as an award for loss of business, the unamortized cost of Tenant’s leasehold improvements, personal property, including Tenant’s signs, or for moving expenses so long as the amount recoverable by Landlord is not diminished thereby for the value of the Premises, Landlord’s interest in the Lease and Landlord’s reversionary interest in the Premises. “Condemnation Proceeds” shall mean the total aggregate award resulting from any condemnation proceedings with respect to the Premises, exclusive of any award to Tenant as an award for loss of business or moving expenses.

13.3            Partial Condemnation: In the event of a taking less than a Constructive Total Taking, this Lease shall not terminate or be affected in any way, except as provided in Sections 13.5. The Condemnation Proceeds shall be paid, to the extent available, in the following order of priority:

(i)            Landlord shall first be entitled to its expenses and charges, including reasonable attorneys’ fees, incurred in connection with such taking;

(ii)            The balance of the Condemnation Proceeds shall be paid to the Landlord to be disbursed by Landlord for application to the cost of restoring and rebuilding the Building and/or the Premises, if Landlord is required to restore and rebuild pursuant to Section 13.4; and

(iii)            The Condemnation Proceeds, if any, remaining after restoration shall be paid to Landlord.

13.4            Restoration: In the event a taking less than a Constructive Total Taking, Landlord, to the extent Condemnation Proceeds are sufficient for the purpose, proceed with due diligence to restore and rebuild the remaining portion of the Building and the Premises to a complete architectural unit. Notwithstanding the foregoing, Landlord shall have the right to terminate this Lease pursuant to Section 12.2(i) for the same reasons as if the taking was a Casualty.

13.5            Rent Adjustment: In the event of a taking less than a Constructive Total Taking, this Lease shall terminate as to the portion of the Premises so taken. No such partial taking shall affect the Base Rent payable hereunder unless (i) the taking includes or affects leasable or other income-producing space or (ii) the taking has or will have a material adverse effect upon the operations conducted upon the Premises. In either of such events, upon the request of Tenant, the Base Rent payable for the balance of the Term of this Lease shall be equitably and proportionately reduced from the date of such taking. If Tenant and Landlord cannot agree upon the amount of such Base Rent reduction, the amount of such rent reduction (or payment) shall be determined on a consistent basis by an independent commercial real estate appraiser selected by agreement of the Landlord and Tenant. Until the amount of the Base Rent reduction shall have been determined, Tenant shall continue to pay to Landlord the Base Rent provided for herein; provided, however, that within ten (10) days after such determination, Landlord shall pay to Tenant an amount equal to the amount by which the Base Rent theretofore paid by Tenant for such period shall exceed the amount of the Base Rent for such period as so reduced.

14.            DEFAULT OF TENANT.

14.1         Tenant Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (each a “Tenant Default”):

(i)            If Tenant shall fail to pay any installments of Rent or any other monetary obligation of Tenant when due and such failure continues for a period of five (5) days after Tenant’s receipt of written notice that such payment was not made when due; provided, however, Landlord shall have no obligation to provide Tenant more than one (1) notice of late payment in any calendar year, and any further failure to pay any Rent when due within such calendar year shall constitute an automatic Tenant Default;

(ii)            If Tenant fails to fulfill any non-monetary requirement, term, agreement, covenant or other obligation of Tenant under the Lease and such failure of Tenant is not cured within thirty (30) days following the date of receipt by Tenant from Landlord of written notice such failure; provided that if Tenant’s failure cannot reasonably be cured within such thirty (30) day period, then such matter shall not constitute a Tenant Default if Tenant institutes curative action within such thirty (30) day period and proceeds to remedy the default within sixty (60) days following the date of receipt by Tenant from Landlord of written notice of such failure;

(iii)            If Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

(iv)            If a proceeding is commenced against Tenant seeking any reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after the commencement thereof; or

(v)            If a receiver or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant.

14.2            Landlord’s Remedies. Upon the occurrence of a Tenant Default, Landlord may without further notice to Tenant, in addition to any other rights or remedies available to Landlord under this Lease and at law or in equity, exercise any or all rights or remedies set forth in this Section. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default. Upon a Tenant Default, Landlord may exercise the following rights:

(i)            Terminate Lease. Landlord may terminate this Lease;

(ii)            Terminate Right to Possession. With or without terminating the Lease, Landlord may terminate Tenant’s right to possession of the Premises, and may re-enter and relet the Premises. Landlord’s termination of Tenant’s right to possession shall not relieve Tenant of its liability under the Lease and the obligations created by this Lease shall survive any such termination. Landlord may reenter the Premises and take possession of the same, including the Building, Improvements and attached fixtures, and expel Tenant therefrom without prejudice to any other legal or equitable remedies available to Landlord. No such entry by Landlord, either with or without process of law, shall bar Landlord from the recovery of damages set forth in this Section. No such reentry or taking possession of said Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reentry without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii)            Recover Damages. Recover from Tenant such damages as are caused by the Tenant Default, including all costs of recovering and reletting the Premises, including reasonable attorney’s fees, court costs, tenant improvement allowances and brokerage commissions. Landlord may recover from Tenant, as damages, all of the following:

(a)            The worth at the time of award (assuming interest at the Default Rate) of any unpaid Rent that had been earned at the time of such termination;

(b)            The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after termination exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided discounting such amount at the discount rate of the Federal Reserve Bank of Charlotte, North Carolina, at the time of award plus one percent (1%);

(c)            Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs or expenses (including reasonable attorneys’ fees) incurred by Landlord in (i) retaking possession of the Premises, (ii) maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, including repairs or alterations to the Premises for such reletting, (iv) reletting the Premises (including leasing commissions) and (v) enforcing Tenant’s obligations under this Lease; and

(d)            At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of North Carolina.

Tenant shall remain liable to Landlord for the total amount of Rent and all other charges (which may, at Landlord’s election, be accelerated to be due and payable in full as of the default by Tenant and recoverable as damages in a lump sum) as would have been payable by Tenant under the Lease for the remainder of the Lease Term. Termination of Tenant’s right to possession shall not relieve Tenant of its liability under the Lease and the obligations created shall survive any such termination.

(iv)            Mitigation of Damages. If an Event of Default occurs, Landlord and Tenant will each use reasonable efforts to mitigate their damages. Landlord will be conclusively deemed to have fulfilled its obligation to do so if it lists the Premises for lease with a real estate broker on terms recommended by the broker. In addition, whether Landlord lists the Premises for lease with a real estate broker or not, Landlord will not be obligated to accept less than the then current market rent for the Premises; deviate from its then established guidelines for tenants including without limitation use, experience, reputation, and creditworthiness; expand or contract the Premises; extend the term of this Lease; or expend any money on behalf of a new tenant. Tenant will not have any claim against Landlord on account of Landlord’s failure to mitigate its damages; however, it will have a defense to a claim by Landlord to the extent allowed by law.

14.3            Landlord Performance on Behalf of Tenant. In addition to the rights and remedies set forth above, if Tenant fails to perform any obligation under this Lease within any applicable notice and cure periods herein required (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty) to perform such obligations on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations under this Section shall not be deemed a waiver or release of Tenant therefrom.

15.            BANKRUPTCY. If Landlord shall not be permitted to terminate this Lease as provided in this Lease because of any applicable provisions of the United States Code relating to Bankruptcy, as amended (the “Bankruptcy Code”) or such other laws or regulations as may then be applicable, then Tenant as a debtor in possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days following Landlord’s request to the Bankruptcy Court, to assume or reject this Lease and Tenant, on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Bankruptcy Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if it (a) cures or provides adequate assurance that the trustee will promptly cure any default hereunder; (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults; (c) provides adequate assurance of future performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant, and (d) otherwise fully complies with the Bankruptcy Code. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required unless Tenant shall have paid and be current in all payments of utilities or other charges therefor.

16.            ASSIGNMENT AND SUBLETTING. Tenant may not, without the prior written consent of Landlord, sublet, assign or transfer this Lease or any portion of the Premises to any person, natural or corporate, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a default of this Lease. Any transfer of Tenant’s interest in this Lease or in the Premises from Tenant by merger, consolidation, or liquidation, or by any subsequent change in the ownership of thirty percent (30%) of the ownership interest in Tenant shall be deemed a prohibited assignment within the meaning of this Section.

Except as otherwise provided herein, Landlord may refuse to consent to an assignment or subletting for any of the following reasons (i) lack of credit worthiness of the proposed assignee or subtenant (regardless of Tenant’s credit), (ii) a proposed use other than that permitted hereunder, (iii) previous unsatisfactory experience with the proposed assignee or subtenant, (iv) a proposed division of Premises into a less marketable size, (v) defaults of Tenant hereunder, (vi) less than six (6) months remaining on the Term of this Lease or (vii) any other reasonable basis.

Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord’s consent to any assignment or subletting.

In the event of any assignment or sublet Tenant and all guarantors, if any, of this Lease shall continue to remain liable to Landlord for all sums due hereunder and for the performance of all covenants and duties of Tenant.

17.            WAIVER. Any waiver at any time of any breach of any condition of this Lease shall extend only to the particular breach so waived and shall not impair or affect the existence of such condition or the right of either party thereafter to avail itself of any remedies for any breach thereof subsequent to any such waiver. Failure or neglect of either party to act upon a breach of one or more of the covenants, terms and conditions of this Lease shall not be construed as a waiver of such breach or any subsequent breach or of any right created thereby.

18.            RIGHTS OF PARTIES. Each and every provision of this Lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns. All provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and corporations, associations, partnerships, individual males or females, shall be deemed fully included, and the neuter pronouns shall be construed to mean masculine or feminine, singular or plural, where such construction is necessary to make any provisions of this Lease applicable to any person, persons, firms, corporation, association, thing or act at any time.

19.            NOTICES. Any notices, requests, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight commercial courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid or sent by electronic mail (“e-mail”) and addressed to each party at its address as set forth below. Any such notices, requests or other communications shall be considered given or delivered, as the case may be (a) on the date of hand delivery, (b) on the second (2nd) business day following the date of deposit in the United States mail, (c) on the next business day after the date of deposit with an overnight commercial courier as provided above, or (d) on the date the e-mail is sent to the e-mail address, if it is sent on a business day during the hours of 8:00 a.m. and 5:00 p.m., local Nashville, North Carolina time (“Local Time”) (or, if after such hours or on a day which is not a business day, then, at 8:00 a.m., Local Time, on the next business day) as provided above. If a notice is given by more than one method, it will be deemed received upon the earlier of the dates of receipt pursuant to this Section. Rejection or other refusal to accept or inability to deliver because of change of address of which no notice was given shall be deemed to be receipt of the notice, request, or other communication. Landlord and Tenant expressly agree that notices given by attorneys on behalf of their client(s) in the manner provided in this Section are effective and recognized notice pursuant to this Lease. By giving at least five (5) days prior to written notice thereof to the other parties, a party hereto may from time to time and at any time change its mailing address hereunder:

If To Landlord:	Midatlantic Warehouse & Storage, LLC

Attention:
	Mailing Address:	Post Office Box 7233
Rocky Mount, NC 27804
Physical Address:

Telephone Number:

With a copy to: (which shall not constitute notice)	Randall B. Pridgen, PLLC

	Attention:	Randall B. Pridgen
	Mailing Address:	P.O. Box 8385
Rocky Mount, NC 27804-
	Physical Address:	101 Candlewood Road
Rocky Mount, NC 27804
	Telephone:	[***]
	E-mail Address:	[***]

If To Tenant:	Atlantic Natural Foods, LLC

Attention:
	Mailing Address:	110 Industry Court
Nashville, NC 27856
Physical Address:

Telephone:
E-mail Address:

With a copy to: (which shall not constitute notice)

Attention:
Mailing Address:

Physical Address:
Telephone Number:
E-mail Address:

Or to such other address as the parties may from time to time designate by like notice to the other parties.

20.            RECORDATION OF MEMORANDUM OF LEASE. Upon the request of either Landlord or Tenant, the other party will in good faith cooperate in the preparation and execution of a recordable instrument describing the parties, the Premises, any easement in connection therewith, any restrictions, the basic terms of this Lease and such other portions hereof as either party may desire to be included in such instrument.

21.            NO JOINT VENTURE. The relationship of the parties is that of Landlord and Tenant only and nothing in this Lease shall be construed as creating a partnership, joint venture, principal, agent or any other relationship. Except as expressly otherwise provided herein, neither party shall have the right or power to create any expense or liability chargeable to the other party.

22.            ORDINANCES AND STATUTES. Tenant shall comply in all material respects with all applicable statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, or the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, occasioned by or affecting the use thereof by Tenant.

23.            TIME. Time is of the essence in this Lease Agreement and all provisions herein relating thereto shall be strictly construed.

24.            PARTIAL INVALIDITY. If any provision of this Lease Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect and be enforceable to the fullest extent permitted by law.

25.            HOLDOVER. In the event that Tenant shall remain in possession of the Premises with or without the consent of Landlord after the expiration of this Lease and without execution of an extension or renewal hereof, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, subject to all of the covenants, terms and conditions of this Lease insofar as the same shall be applicable to a month-to-month tenancy; provided, however, that if such holding over is without the consent of Landlord, Base Rent for such holdover shall be two hundred percent (200%) of the Base Rent due for the last month of the Term. Such month-to-month tenancy shall be terminable by either party upon thirty (30) days’ written notice to the other given as of and prior to the end of any calendar month.

26.            SUBORDINATION. This Lease and all leasehold rights hereunder shall be, become and remain subordinate to the lien of any bona fide mortgage or deed of trust hereafter imposed upon all or any part of the Premises. Upon reasonable requests, Tenant shall execute and deliver to Landlord any instrument reasonably requested by Landlord consenting to the full subordination of this Lease to any such mortgage or deed of trust upon the condition that its rights hereunder shall not be disturbed by any foreclosure or otherwise so long as Tenant is not in default, and Landlord will obtain for Tenant a non-disturbance and attornment agreement from any mortgagee.

27.            ESTOPPEL CERTIFICATE. Tenant agrees at any time and from time to time, but not more than twice in any twelve (12) month period during the Term, upon not less than thirty (30) days prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing in form which Landlord reasonably requests certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), (b) the dates to which Base Rent and other charges have been paid in advance, if any, and (c) all of the defaults of Landlord hereunder, if any, (and if there are no defaults of Landlord a statement to that effect) it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the Premises and/or by party interested in the Premises or any part thereof.

28.            EXCULPATION. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Premises in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, shall be limited to such estate and property of Landlord in and to the Premises. No properties or assets of Landlord other than the estate and property of Landlord in and to the Premises and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises.

29.            COVENANT AGAINST LIENS. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises or the Building or other Improvements located thereon. Any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Premises or the Building or other Improvements located thereon, with respect to work or services claimed to have been performed for, or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees immediately to cause it to be released and removed of record.

30.            APPLICABLE LAW. This Lease shall be construed, performed and enforced in accordance with the laws of the State in which the Premises is located, notwithstanding its conflict of law principles.

31.            SEVERABILITY. In the event any provision of this Lease shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remainder of this Lease shall nonetheless remain in full force and effect so long as the substantial benefits of the parties to be derived from this Lease and the performance hereof are not adversely affected by the elimination of such provision(s).

32.            COUNTERPARTS. This Lease may be executed in one or more counterparts, including facsimile counterparts, and all such executed counterparts shall contain one agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

33.            HEADINGS. The section headings used herein are for convenience of reference only and shall not be considered to limit or construe the context or substantive terms of this Lease.

34.            CONSTRUCTION. Landlord and Tenant each acknowledges and agrees that it has read this Lease and has considered all relevant business and tax aspects related thereto. The parties hereto further acknowledge and agree that each party has had the opportunity to consult with and obtain legal advice and counseling from an attorney in relation to each and every provision of this Lease, and each party acknowledges and agrees for itself it has either availed itself of that opportunity or has knowingly and willfully declined such representation. Therefore, the language used in this Lease shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Randall B. Pridgen, PLLC (“RBP”) represents the Landlord. RBP does not represent, and has not represented the Tenant in any manner whatsoever.

35.            POWER AND AUTHORITY. Each of the parties to this Lease represent and warrant that it has full power and authority to enter into, execute, deliver and perform this Lease, and that all approvals, consents and/or resolutions required for the execution of this Lease have been obtained.

36.            ATTORNEY’S FEES. If any party files an action to enforce the provisions of this Lease and said party prevails in connection with the action, said party shall be entitled to recover reasonable legal fees and disbursements incurred by it in connection with such action at hourly rates usually and customarily charged (and not as a percentage of recovery) without giving effect to any statutory presumptions that may then be in effect.

37.            CALCULATION OF TIME PERIODS. Unless otherwise specified herein, in computing any period of time, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or a nationally recognized legal holiday or a legal holiday under the laws of the State in which the Premises is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 PM as such time is observed in the time zone where the Premises is located.

38.            FORCE MAJEURE. Either party shall be excused from performing any obligation or undertaking provided in this Lease (except for the payment of Rent), for a period of time equivalent to the delay caused by the items described below, in the event and so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurance, riot, mob violence, terrorism, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, condemnation, requisition, laws, orders of government or civil military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing not within the reasonable control or such party (“Force Majeure”), excluding however, the inability to obtain monies to perform or fulfill a party’s obligations and undertakings.

39.            LANDLORD’S ACCESS. Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency, and at reasonable hours upon reasonable notice to Tenant to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders, or tenants during the last Lease Year of the Term, (c) determine whether Tenant is complying with its obligations under this Lease, (d) post notices of nonresponsibility or similar notices, or I although not obligated to by the terms of this Lease, make any repairs Landlord deems necessary.

Tenant waives any claim of injury or inconvenience to Tenant’s business, interference with Tenant’s business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry. Landlord will at all times have a key to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any means that Landlord may deem proper to open doors in the Premises and to enter the Premises in an emergency. No entry to the Premises by Landlord by any means will be a forcible or unlawful entry into the Premises, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor will the entry entitle Tenant to damages or an abatement of Rent or other charges that this Lease requires Tenant to pay.

40.            SURRENDER OF PREMISES. Tenant shall surrender the Building in a broom clean condition, excepting only reasonable wear and tear, unless this Lease is terminated as a result of casualty or condemnation, subject to alterations, additions and improvements made pursuant to the terms of this Lease, items which are the responsibility of Landlord or which result from Landlord’s failure to comply with its obligations hereunder, and Tenant shall surrender all keys for the Building to Landlord.

41.            SECURITY DEPOSIT.

41.1            Tenant Pays Security Deposit. Tenant shall, upon execution of this Lease, deposit with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions, covenants, and conditions of this Lease, and any modification, extension, or renewal thereof, the sum set forth in the Lease Schedule (such security deposit shall hereafter be called the “Security”).

41.2            Retain, Use, or Apply. Landlord may, at its sole option, retain, use, or apply the whole or any part of the Security to the extent required for payment of any:

(i)            Base Rent;

(ii)           Additional Rent;

(iii)          Other sums as to which Tenant is obligated to pay under this Lease or which Landlord may expend or may be required to expend by reason of Tenant’s default of this Lease;

(iv)          Loss or damage that Landlord may suffer by reason of Tenant’s default, including, without limitation, any damages incurred by Landlord or deficiency resulting from the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord; or

(v)           Costs incurred by Landlord in connection with the cleaning or repair of the Premises upon expiration or earlier termination of this Lease.

41.3            Remedies Neither Affect Nor Are Affected by the Security. In no event shall Landlord be obligated to apply the Security; and Landlord’s right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after Landlord’s declaration of the termination of this Lease for nonpayment of Rent or for any other reason shall not be affected by reason of the fact that Landlord holds the Security.

41.4            Not a Limitation on Damages. The Security will not be a limitation on Landlord’s damages or other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a payment of liquidated damages.

41.5            Not an Advance on Rent. The Security will not be an advance payment of the Rent.

41.6            Restore Used Portion. If Landlord uses, applies, or retains all or any portion of the Security, Tenant will restore the Security to its original amount within five (5) days after written demand from Landlord. Tenant shall be in default if Tenant fails to timely comply with this provision.

41.7            Security May Be Commingled. Landlord shall not be required to keep the Security separate from its own funds, and may commingle the Security with its own funds, except as required by law.

41.8            Security Not Held in Trust. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security.

41.9            No Interest-Bearing Account. Landlord shall not be required to keep the Security in an interest-bearing account, except as required by law. If Landlord keeps the Security in an interest-bearing account, Landlord shall receive all of the interest that accrues.

41.10          Return of the Security. Landlord shall retain the Security for the entire Term and any part of the Security not used, applied or retained by Landlord shall be returned to the Tenant within 60 days after Tenant has discharged all of its obligations under this Lease, any modification, extension, or renewal thereof, but no earlier than the expiration or the sooner termination of this Lease.

41.11          Return the Security to Assignee. However, if Landlord, in its sole discretion, has sufficient evidence that the Security has been assigned to an assignee of this Lease, Tenant will return the Security to the assignee and Tenant shall thereupon be released by Tenant from all liability for the return of the Security to Tenant.

41.12          Sale or Lease of Owner’s Interest. In the event Landlord assigns or mortgages its interest in the Lease, Landlord shall have the right to transfer the Security to the assignee or mortgagee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security; and Tenant agrees to look solely to the purchaser or lessee for the return of the Security.

41.13          No Encumbrance on the Security. The Security shall not be mortgaged, assigned, or encumbered by Tenant, and neither Landlord nor its successors or assigns shall be bound by any such mortgage, assignment, or encumbrance.

41.14          Doesn’t Make Lease Effective. The acceptance by Landlord of the Security submitted by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease.

42.            TENANT’S OPTION TO PURCHASE.

42.1            Grant of Option. Landlord grants to Tenant the option to purchase the Premises at the time, for the consideration, and upon the terms and conditions set forth below (the “Option”).

42.2            Option Price. Tenant shall, contemporaneously with the execution of this Lease, pay Landlord One Hundred and no/100 Dollars ($100.00) in cash or certified funds which shall be the purchase price of this Option (the “Option Price”).

The Option Price shall not be applied as credit against the Purchase Price.

42.3            Option, Date, Term. Tenant may exercise the Option on or before March 31, 2022. For the avoidance of doubt, Tenant shall not have any right to exercise the Option after March 31, 2022.

42.4            Exercise of Option; Closing. Tenant’s election to exercise this Option must be evidenced by notice pursuant to the Section of the Lease captioned “Notices” (“Tenant’s Exercise Notice”). The Closing shall take place within thirty (30) days of the date of Tenant’s Exercise Notice (“Closing”).

42.5            Purchase Price. The Landlord shall sell, and the Tenant shall purchase, the Premises for an amount set forth on Exhibit A (the “Purchase Price”).

42.6            Expenses, Mortgage. The Purchase Price to be paid to Landlord, as provided above, shall be a net amount to Landlord and all expenses in connection with the transfer, including, but not limited to, title insurance, recording fees and all other closing costs shall be paid by Tenant; provided, Landlord shall pay the North Carolina excise tax. The Purchase Price, reduced by the amount of any existing mortgage or other monetary liens encumbering the Premises paid at closing, shall be paid by Tenant in cash or certified bank funds to Landlord concurrently with the conveyance of the Premises by Landlord to Tenant. Both Landlord and Tenant represent that any commissions due any agents or brokers contracted by Landlord or Tenant arising from the sale and purchase will be the responsibility of the contracting party and each party will hold the other harmless from any other such fees or commissions contracted by the contracting party.

42.7            Transfer of Title. Except as provided below, Landlord shall convey “good and marketable fee simple title” to the Premises to Tenant, free and clear of all liens, taxes, encumbrances and restrictions whatsoever except the Permitted Encumbrances (hereinafter defined). Any such transfer shall be effected by a General Warranty Deed. For the purpose of this Lease, “good and marketable fee simple title” shall mean such title as is insurable by a title insurance company licensed to do business in the State of North Carolina, under its standard form ALTA owner’s policy of title insurance, at its standard rates, subject only to the Permitted Exceptions and the standard or printed exceptions in the form of owner’s policy of the title insurance. For purposes of this Lease the “Permitted Exceptions” shall be:

(i)            those created or assumed by Tenant;

(ii)            zoning ordinances which do not (or will not) interfere with Tenant’s intended use of the Premises (“Tenant’s Use”);

(iii)            public highways and rights-of-way which do not (or will not) interfere with Tenant’s Use; and

(iv)            restrictions, conditions and utility easements of record which do not (or will not) interfere with tenant’s Use.

42.8            Condition of the Premises. Tenant acknowledges and agrees that no representations or warranties have been or will be made by Landlord, or by any person, firm or agent acting or purporting to act on behalf of Landlord, as to (i) the condition or repair of the Premises or any portion thereof, (ii) the value, expense of operation or income potential of the Premises, (iii) the accuracy or completeness of any environmental, survey or other information or document provided to Tenant relative to the Premises, (iv) matters of zoning, tax consequences, physical or environmental condition of the Premises (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), or (v) any other fact or condition which has or might affect the Premises or the condition, repair, value, expense of operation or income potential thereof. At Closing, Tenant agrees to accept the Premises in its “AS IS” condition, with all faults, known or unknown, patent or latent. Landlord shall have no liability for the condition of the Premises from and after Closing. The covenants contained in this Section shall survive Closing. Tenant acknowledges that it will be in possession of the Premises and that it has had the opportunity to examine the Premises to Tenant’s satisfaction in light of the foregoing disclaimers.

42.9            Performance of Lease. The right to exercise this Option is conditioned upon the faithful performance by Tenant of all its covenants, conditions, and agreements under this Lease, and the payment by Tenant of all Rent and any other special payments as provided in this Lease to the date of the completion of the purchase of the property by Tenant.

42.10          Adjustments. Adjustments and prorations of taxes, insurance premiums, and similar items shall be made as of the date of the Closing.

42.11          Assignment. The Option is personal to Tenant and may not be assigned to any third party.

42.12          Termination. If this Lease expires or is terminated in any manner or for any reason (except as a result of Landlord’s failure to perform its covenants thereunder), all of Tenant’s rights under this Option shall cease, and this Option shall be void. This provision shall be applicable in all events and despite a separate assignment by Tenant of its rights under this Option.

42.13          Subordination. The Option shall be subordinate to any mortgage, deed of trust or other security instrument now or hereafter encumbering the Land, Improvements or any portion thereof.

42.14          Tax Deferred Exchange. In the event either party desires to exchange other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the title or interest in the Premises, the other party shall cooperate in structuring this transaction to accommodate such exchange. Each party expressly reserves the right to assign its rights, but not its obligations, hereunder to a “Qualified Intermediary” as provided in Treasury Regulations 1.103(k)-1(g)(4) on or before Closing. The exchanging party shall bear any costs relating to such exchange.

43.            QUIET ENJOYMENT. Landlord agrees that while this Lease is in full force and effect, Tenant shall and may peacefully hold and enjoy Premises during the Term of the Lease, without interruption or disturbance.

44.            AMERICANS WITH DISABILITIES ACT. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises depending on, among other things, (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility,” (2) whether such requirements are “readily achievable,” and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that (a) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease; and (b) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

45.            ENTIRE AGREEMENT. The covenants and agreements herein contained are binding on the parties hereto, their successors, assigns and legal representatives. This Lease embodies all of the understandings and agreements of the parties and the terms hereof shall not be changed or varied except by written instrument signed by both parties.

(Signature pages to follow)

IN WITNESS WHEREOF, Landlord and Tenant have each executed or caused this Lease Agreement to be executed in duplicate originals on their behalf in the manner prescribed by law.

LANDLORD:

MIDATLANTIC WAREHOUSE & STORAGE, LLC

By:	/s/ David W. Wilson
Name:	David A. Wilson
Title:	Member Manager

[NOTARY SEAL]
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TENANT:

ATLANTIC NATURAL FOODS, LLC, a Delaware limited company

By:	/s/ J. Douglas Hines
Name:	J. Douglas Hines
Title:	Chairman

[NOTARY SEAL]
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EXHIBIT A

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